UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2005

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On March 31, 2005, The Interpublic Group of Companies (“we” or the “Company”) entered into a waiver and an amendment to the 3-Year Credit Agreement, dated as of May 10, 2004 (the “Three-Year Credit Agreement”) and a waiver and an amendment to the 364-Day Credit Agreement, dated as of May 10, 2004 (the “364-Day Credit Agreement”) (respectively, the “Waivers” and the “Amendments”), each as attached hereto and incorporated by reference herein as Exhibits 10.1 through 10.4.

The Waivers to the credit agreements waive any breach or condition to borrowing related to (i) the Company’s inability to provide audited 2004 financial statements and file its annual report on Form 10-K for the fiscal year ending December 31, 2004 until June 30, 2005, and to provide unaudited financial statements for the first quarter of 2005 and file its quarterly report on Form 10-Q for the period ending March 31, 2005 until July 31, 2005, (ii) the restatements for one or more periods ending prior to December 31, 2004, unless the restatements of the Company’s financial statements result from intentional misstatements that have a material negative impact on the Company’s financial condition and (iii) the failure to comply with the Company’s reporting requirements under Section 404 of the Sarbanes-Oxley Act of 2002 until March 1, 2006. The Amendments to the credit agreements, among other things, (i) provide for certain additional negative covenants and (ii) amend financial covenants with respect to the Company’s interest coverage ratio, debt to EBITDA ratio and minimum EBITDA. The Amendment to the 364-Day Credit Agreement also extends the termination date under that agreement from May 9, 2005 to July 11, 2005.

Item 2.02  Results of Operations and Financial Condition.

The financial information provided below is unaudited and preliminary. While it represents the Company’s best estimate based on its current knowledge, the information may change for a variety of reasons. In particular, this information is likely to change as a result of restatement and the material weaknesses previously identified.

Preliminary unaudited 2004 revenue was $6.2 billion, an increase of 5.8% when compared to 2003 revenue as reported. In constant currency, in 2004 revenue increased 1.9% from the prior year and, net of acquisitions and dispositions, organic growth was 3.5%. Organic revenue, excluding pass-through out-of-pocket expenses, increased 1.1% from 2003.

Domestically, preliminary unaudited revenue increased 4.4% in 2004 when compared to 2003 as reported. Net of acquisitions and dispositions, organic growth was 5.5%. Organic revenue, excluding pass-through out-of-pocket expenses, increased 3.3% from 2003.

Internationally, preliminary unaudited revenue increased 7.5% in 2004 when compared to 2003 as reported. In constant currency, in 2004 revenue decreased 0.9% from the prior year and, net of acquisitions and dispositions, organic growth was 1.1%. Organic revenue, excluding pass-through out-of-pocket expenses, decreased 1.5% from 2003, principally due to weaker results at Lowe.

The Company’s 2004 preliminary unaudited operating income was approximately $391 million, excluding charges related to restructuring activities, long-lived asset impairments and the Company’s exit from its motorsports operations. In addition, the Company has identified

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approximately $35 million of out-of-period items which would increase operating income in 2004. These items relate to lease accounting, earn-out payments and revenue adjustments and are not expected to be quantitatively material to applicable prior year results.

As previously disclosed, cash at December 31, 2004 was $1.9 billion, while debt was $2.2 billion.

Organic and constant currency revenue, and operating income excluding charges related to restructuring activities, long-lived asset impairments and the Company's exit from its motorsports operations, are non-GAAP measures that are defined and reconciled in Annex A.

Item 8.01  Other Events.

Financial Reporting Update as of April 5, 2005

We have previously disclosed a delay in completing our financial statements and filing our annual report for 2004 with the Securities and Exchange Commission (“SEC”), and a potential restatement of financial statements for prior periods. We are conducting a conference call on April 5, 2005 to discuss the status of our financial reporting. We are providing the following information to provide background and a complement to the discussion in the conference call.

Status of our Financial Reporting

As we have previously disclosed, the reasons for the delay in our reporting are the additional work and analysis required due to material weaknesses in our internal control over financial reporting and the restatement of financial statements for prior periods.

We are working diligently to become current in our filings as quickly as possible, but we cannot identify a date for completing the process because of the complexity of the task, the shortcomings in our control environment and the early stage of the process. We can provide no assurance as to when we will become current in our SEC reporting.

In a report on Form 8-K dated March 17, 2005, we provided a detailed description of the material weaknesses in our internal control over financial reporting that we had identified at that time. It continues to be possible that we will identify additional material weaknesses as we complete our assessment. We also continue to expect that, when we file our 2004 annual report on Form 10-K, PricewaterhouseCoopers LLP, our independent registered public accounting firm, will issue a report on our internal control over financial reporting that will include a disclaimer of opinion, unless management’s assessment of our internal control over financial reporting and the audit work on internal control are both complete. We do not expect to provide additional disclosure on these matters until we file our 2004 annual report on Form 10-K.

Update on Restatement

As previously disclosed, we have identified items that may require adjustments to prior period financial statements. We are in the initial stages of our review of the matters that may require restatement, and as that process continues new information will inevitably come to light. Accordingly, any matters that we identify at this stage, and any assessments of the nature, scope

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or amount of restatements, are necessarily preliminary and subject to change as our investigation and analysis progress. We may identify additional areas that would potentially require a restatement, and we may ultimately conclude, based on additional investigation and analysis, that we need not make a restatement with respect to some of these matters. Subject to these considerations, we expect to conclude that restatements of prior period financial statements are required, although we have not yet concluded that the effects on those periods are so material that our financial statements for those periods can no longer be relied upon.

The matters that the Company has identified to date as potentially requiring restatement of financial statements for periods ended prior to December 31, 2004 are as follows:

•

We are reviewing the accounting for acquisitions made from 1996 through 2001 to determine whether the Company consolidated the results of the acquired companies for periods before the closing of the acquisition, in circumstances where that was not in accordance with GAAP. We have identified some cases in which it preliminarily appears that there were errors of this kind, but we have not completed the analysis of these cases and there are others we have not yet reviewed.

•

We are reviewing the accounting for lease expenses to determine whether the Company recognized allowances and similar rent reductions as reductions of lease expenses, in circumstances where it should have amortized these amounts over the life of the lease. We have identified numerous cases in which there were errors of this kind, but we have not completed our review and assessed the magnitude of the potential impact.

•

We have been developing new procedures to improve our control over revenue recognition. These procedures have led us to review numerous specific situations in many of our operations to determine whether revenue was correctly recognized or whether it was recognized in the correct periods. We have identified numerous cases in which there were errors of this kind, but we have not completed our review and assessed the magnitude of the potential impact.

•

We are reviewing the payroll practices in specific subsidiaries in Europe to determine whether particular practices for compensating certain executives give rise to any potential liability that the Company should recognize or disclose under GAAP.

•

We regularly review instances of possible fraud or other misconduct that come to the attention of the Company’s management, some of which affect our financial statements. We may determine that restatements arising from some of these matters are required.

•	We are reviewing the accounting for past acquisitions to determine whether goodwill associated with deferred consideration such as “earn-outs” or “puts” was properly recorded.

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•	We will look closely at our intercompany accounting to determine whether all assets and liabilities have been properly recorded and eliminated.
•

We will also be doing additional work associated with the areas of material weakness identified in our Current Report on Form 8-K filed on March 17, 2005, to ensure that the financial statements are materially correct and that there are no material omissions in disclosure.

Consequences of our Financial Reporting Situation under our Debt Instruments

Many of our financial agreements contain provisions requiring us to provide financial information to creditors or their representatives by specified dates. The delay in our financial reporting process results in potential violations of these covenants. Under some of our financial agreements, we have also made representations concerning our financial statements for prior periods, and a restatement could, depending on its nature and materiality, cause a breach of these representations.

Public debt

The indentures governing our public debt securities require that we file with the relevant trustee the reports we are required to file with the SEC. We have obtained amendments of the indentures governing five public debt issues, with a total outstanding principal amount of $2,150 million. Under these amendments, there is no default under these debt issues resulting from our delay in delivering our financial statements for 2004 and the first two quarters of 2005. This relief expires on September 30, 2005. We have provided a description of these amendments, and of the consent fees we paid and the other changes in terms we agreed to, in a report on Form 8-K filed on April 1, 2005.

If we cannot file our 2004 annual report and our quarterly reports for the first two quarters of 2005 by September 30, 2005, we would be in default under the indentures. If a default under the indentures occurs, the trustee or the holders of at least 25% of the outstanding principal amount of the securities of any series may provide us with a notice of default with respect to one or more series. If we fail to cure the default within 60 days after receipt of that notice of default, then the trustee or such holders will have the right to accelerate the maturity of the relevant series of securities. This would trigger the cross-acceleration provisions under the other indentures and our other debt arrangements. While we consider such an acceleration to be unlikely, if it were to occur, we might be unable to meet our payment obligations. We cannot assure you that we would be able to refinance if our public debt were accelerated, whether through the capital markets or otherwise, on commercially reasonable terms, or at all.

Major credit facilities

We have two major credit facilities at the holding company level. These are a three-year credit agreement, dated as of May 10, 2004 (the “Three-Year Credit Agreement”) and a 364-day credit agreement, dated as of May 10, 2004 (the “364-Day Credit Agreement” and, together with the Three-Year Credit Agreement, the “Credit Agreements”). Under the Three-Year Credit Agreement, we may borrow up to $450 million and $200 million is also available for the

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issuance of letters of credit. Amounts drawn under the Three-Year Credit Agreement are repayable on May 9, 2007. If an advance is made to cover a draw under a letter of credit paid by the lenders, then such advance is also repayable on May 9, 2007. Under the 364-Day Credit Agreement, we may borrow up to $250 million. Amounts drawn under the 364-Day Credit Agreement are repayable on July 11, 2005.

At present, we have no outstanding principal amounts under either facility, and we do not currently expect to draw under either facility. We have obtained letters of credit under the Three-Year Credit Agreement, and a total of approximately $165 million in letters of credit is outstanding, no amount of which has been drawn upon by a beneficiary.

The Credit Agreements require us to deliver audited financial statements to the lenders. The lenders have waived the event of default under the Credit Agreements resulting from a delay in delivering our financial statements until June 30, 2005, with respect to audited financial statements for 2004, and July 31, 2005, with respect to unaudited financial statements for the first quarter of 2005. The event of default that could result from a restatement has also been waived, except for restatements resulting from intentional misstatements that have a material negative impact on the Company’s financial condition. See Item 1.01 above.

If we cannot provide audited financial statements for 2004 by June 30, 2005 and unaudited financial statements for the first quarter of 2005 by July 31, 2005, or if restatements of financial statements for prior periods result from intentional misstatements that have a material negative impact on the Company's financial condition, we would be unable to meet the conditions precedent to drawing under the Credit Agreements or to the issuance of additional letters of credit under the Three-Year Credit Agreement. The lenders under each Credit Agreement would also have the right to terminate that Credit Agreement and to accelerate any outstanding principal. The lenders under the Three-Year Credit Agreement would also have the right to require us to provide a cash deposit in an amount equal to the total outstanding amount of outstanding letters of credit. We do not believe that the consequences would be material to our liquidity, since we do not expect to draw under the Credit Agreements and we have sufficient cash on hand to meet our currently anticipated liquidity needs. However, the perception of us could be adversely affected if we do not maintain the ability to draw under the Credit Agreements.

Other agreements

Our failure to provide financial statements could also result in defaults under some of the credit agreements entered into by our subsidiaries, in some cases with the Company’s guarantee. Under some agreements, a restatement could also, depending on its nature and materiality, result in a breach of representation. Where appropriate, we are asking the lenders under some of these agreements to grant us temporary waivers of the reporting defaults and waivers of the restatement defaults. In the absence of waivers, we may be unable to make drawings and the lenders may be entitled to terminate the agreements. We are also asking for similar waivers from two counterparties under certain interest-rate swaps. In the absence of waivers, these counterparties might have the right to terminate the swaps. The terms we are seeking are generally similar to those we have obtained under our major credit facilities, but we may not be able to obtain waivers and amendments on these terms or at all. If we do not obtain these

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waivers, or if we obtain them but they expire, we believe that the effects on our financial condition and our operating flexibility will not be material.

Certain Consequences of our Reporting Situation under the Federal Securities Laws

Our failure to meet the reporting requirements of the federal securities laws will affect our ability to access the capital markets. We will be unable to make any registered offering of securities until we can present audited 2004 financial statements (and, after May 9, 2005, unaudited interim financial statements). We will also be ineligible to use “short-form” registration (registration that allows the Company to incorporate by reference its Form 10-K, Form 10-Q and other SEC reports into its registration statements) or, for most purposes, shelf registration for one year following the date the Company files all its periodic reports that are past due, including the 2004 annual report on Form 10-K and any quarterly reports that may have been delayed. These reports must fully comply with the SEC’s rules for their content, including inclusion of a management’s assessment of and the independent accountants’ report on the Company’s internal control over financial reporting.

We are also ineligible to use Form S-8 until the Company has prepared and filed all of its periodic reports that are past due, including the 2004 annual report on Form 10-K and any quarterly reports that may have been delayed. The Company uses Form S-8 to register grants of equity compensation to its employees, including grants in the form of options and restricted stock. The unavailability of Form S-8 reduces our flexibility in granting options and restricted stock to some employees.

Until the Company is current in its reporting, the ability of holders of restricted securities to resell these securities in reliance on Rule 144 will be limited.

In order to solicit proxies for our annual meeting, we are required to send a proxy statement that is accompanied or preceded by an annual report that includes audited 2004 financial statements. Until we can provide audited 2004 financial statements, the Company is unable to distribute its proxy report or set a date for its annual meeting.

The New York Stock Exchange listing rules require the Company to provide an annual report to the Exchange and to shareholders by 120 days after its fiscal year end. The Exchange has broad power to commence delisting proceedings for violations of its rules, but we expect to be current in our reporting before the Exchange takes any action.

Risks Arising from Delayed Reporting and Restatement

Restatement of prior period financial statements

If we determine that a restatement of prior period financial statements is required, our previously issued financial statements and related audit reports might no longer be accurate and reliable. Restatements of our prior period financial statements might cause us to become subject to regulatory action or civil litigation, which could require us to pay fines or other penalties and have an adverse effect on our business, results of operations, financial condition and liquidity. We could also become subject to further ratings downgrades and negative publicity and may lose

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or fail to attract and retain key clients, employees and management personnel as a result of these matters.

Lack of public disclosure

Until we have filed our 2004 annual report on Form 10-K and any quarterly filings that may be delayed, there will be limited public information available concerning our results of operations and financial condition. Our most recent available financial statements are as of September 30, 2004 and for the three-month and nine-month periods then ended, and they may not be indicative of our current financial condition or results of operations for any period ending after September 30, 2004. The absence of more recent financial statements may have a number of adverse effects on us and on the market prices of our securities.

Creditor remedies

As discussed above, delays in reporting result in potential violations of covenants in some of our financial instruments, and a restatement could also, depending on its nature and materiality, cause a breach of representations under some of them. If we cannot provide audited 2004 financial statements by June 30, 2005 or unaudited first quarter 2005 financial statements by July 31, 2005, or if we restate financial statements for prior periods and the restatements result from intentional misstatements that have a material effect on our financial condition, our waivers under the Credit Agreements may expire or be inapplicable. If we cannot comply with the reporting covenants under our bond indentures by September 30, 2005, we will be in default under the indentures with respect to each series of securities. The exercise of remedies under these instruments could have a material adverse effect on our financial condition. Even if the remedies remain unexercised, a default may require us to re-classify our long-term debt as short-term.

Other matters

The delay in reporting and the potential restatement, and the related uncertainties, may also have other actual or potential adverse effects in addition to those discussed above, including the following: adverse effect on the perception of the Company by existing and potential clients; adverse effect on our ability to recruit and retain talent; continuing adverse effect on our credit standing and on investor confidence; increased scrutiny from the SEC, including in the context of the continuing enforcement proceedings; and heightened risks of shareholder litigation.

We also face substantially increased costs in connection with financial reporting and Sarbanes-Oxley compliance, and for fees in connection with consents and waivers from our creditors. Our reduced credit standing and limited access to the capital markets could also increase our costs of funding.

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Cautionary Statement

This current report on Form 8-K contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this current report on Form 8-K that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under the heading “Risk Factors” in our 2003 Form 10-K and other SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates;

•	risks arising from material weaknesses in our internal control over financial reporting;

•	potential adverse effects to our financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;

•	risks associated with our inability to prepare and timely file financial statements;

•	our ability to satisfy certain reporting covenants under our indentures by September 30, 2005;

•	potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;

•	risks associated with our inability to achieve lower costs and expenses as a result of our restructuring programs;

•	potential adverse developments in connection with the ongoing SEC investigation;

•	potential downgrades in the credit ratings of our securities;

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

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•	the successful completion and integration of acquisitions which complement and expand our business capabilities.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under the heading “Risk Factors” in our 2003 Form 10-K and other SEC filings.

Item 9.01

(c) Exhibits

Exhibit 10.1

Amendment No. 2, dated as of March 31, 2005, to the 364-Day Credit Agreement, dated as of May 10, 2004, among the Company, the Initial Lenders Named Therein, and Citibank, N.A., as Administrative Agent, as amended by Amendment No 1., dated as of September 29, 2004 (filed pursuant to Item 1.01).

Exhibit 10.2

Amendment No. 2, dated as of March 31, 2005 to the 3-Year Agreement, dated as of May 10, 2004, among the Company, the Initial Lenders Named Therein, and Citibank, N.A., as amended by Amendment No. 2, dated as of September 29, 2004 (filed pursuant to Item 1.01).

Exhibit 10.3	Letter agreement, dated as of March 31, 2005, between the Company and the lenders party to the 364-Day Credit Agreement, waiving breaches of the 364-Day Credit Agreement (filed pursuant to Item 1.01).
Exhibit 10.4	Letter agreement, dated as of March 31, 2005, between the Company and the lenders party to the 3-Year Credit Agreement, waiving breaches of the 3-Year Credit Agreement (filed pursuant to Item 1.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: April 5, 2005	By: /s/ Nicholas J. Camera

  Nicholas J. Camera

  Senior Vice President, General Counsel

  and Secretary

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Annex A

INTERPUBLIC GROUP OF COMPANIES, INC.
RECONCILIATION OF OPERATING INCOME EXCLUDING ADDBACKS
(Dollars in millions)
(All figures unaudited, preliminary and subject to change)
	2004	2003*

Revenue	$ 6,234.8	$ 5,895.0
Total Operating Expenses	6,519.8	5,842.8

Operating (Loss) Income	$ (285.0)	$ 52.2

Add back:
Total restructuring program charges, long-lived asset
impairment and motorsports contract termination	676.1	479.0

Operating Income Excluding Addbacks	$ 391.1	$ 531.2

* As previously disclosed. Subject to change due to restatement. Prior year amounts have been reclassified to conform with the current year presentation.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

RECONCILIATION OF NON-GAAP MEASURES

(All figures unaudited, preliminary and subject to change)

Organic Revenue Year Ended December 31, 2004 and 2003 (Amounts in millions except percentage variance)
	Worldwide			US			Non-US
	2004	2003*	Var	2004	2003*	Var	2004	2003*	Var
Revenue	$6,234.8	$5,895.0	5.8%	$3,428.1	$3,284.5	4.4%	$2,806.7	$2,610.5	7.5%
Effects of Currency Translation		221.9						221.9
Constant Currency	6,234.8	6,116.9	1.9%	3,428.1	3,284.5	4.4%	2,806.7	2,832.4	(0.9)%
Effects of Acquisitions/ Dispositions	(25.7)	(116.3)		(6.5)	(42.3)		(19.2)	(74.0)
Reclassified Amounts (Out of Pocket)	(319.6)	(172.3)		(180.4)	(103.1)		(139.2)	(69.2)
Organic Revenue	$5,889.5	$5,828.3	1.1%	$3,241.2	$3,139.1	3.3%	$2,648.3	$2,689.2	(1.5)%

* As previously disclosed. Subject to change due to restatement. Prior year amounts have been reclassified to conform with the current year presentation.

NON-GAAP MEASURES

The following narrative describes the non-GAAP information that is used in this current report on Form 8-K.

Organic Revenue

We derive organic revenue by adjusting reported revenue in respect of any given period by:

•	excluding the impact of foreign currency effects over the course of the period to provide revenues on a constant currency basis; and
•	excluding the impact on reported revenue resulting from acquisitions and dispositions that were consummated after the first day of the year prior to the given period.

Additionally, organic revenue calculations have been adjusted to make organic revenue principally arising from public relations and sporting event arrangements more directly comparable to organic revenue arising from public relations and sporting event arrangements in prior periods, and for the impact of the deconsolidation of certain international agencies. If these adjustments had been made to revenue for prior periods, there would not have been a material effect on results in prior periods nor any effect on operating or net income (loss). These adjustments principally relate to “grossing up” revenues and expenses by the same amount in connection with the reimbursement of certain out of pocket expenses relating to public relations and sporting event arrangements.

We believe that discussing organic revenue, giving effect to the above factors, provides a better understanding of our revenue performance and trends than reported revenue because it allows for more meaningful comparisons of current-period revenue to that of prior periods. We also believe that organic revenue determined on a generally comparable basis is a common measure of performance in the businesses in which we operate.

Constant Currency Basis

When we discuss amounts on a constant currency basis, the prior period results are adjusted to remove the impact of changes in foreign currency exchange rates during the current period that is being compared to the prior period. The impact of changes in foreign currency exchange rates on prior period results is removed by converting the prior period results into US Dollars at the average exchange rate for the current period. We believe that discussing results on a constant currency basis allows for a more meaningful comparison of current-period results to such prior-period results.